UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
August 11, 2010

Steadfast Income REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	333-160748 (Commission File Number)	27-0351641 (IRS Employer Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.
     Property Acquisition
     On August 11, 2010 (the “Closing Date”), Steadfast Income Trust, Inc. (the “Company”) acquired a fee simple interest in a multifamily property located in Springfield, Illinois, commonly known as the Lincoln Tower Apartments (the “Lincoln Tower Property”), through SIR Lincoln Tower, LLC (“SIR Lincoln Tower”), an indirect wholly-owned subsidiary of Steadfast Income REIT Operating Partnership, LP, the Company’s operating partnership (“Operating Partnership”). On March 25, 2010, Steadfast Asset Holdings, Inc. (“Steadfast Holdings”), an affiliate of the Company’s sponsor, entered into a purchase agreement (the “Purchase Agreement”) with Chicago Land Trust Company, as trustee under trust number 51-0615-0 dated August 15, 1967, an Illinois Land Trust by Towne Realty, Inc., d/b/a Lincoln Tower, Inc., an unaffiliated third party (the “Seller”), for the purchase of the Lincoln Tower Property. On August 11, 2010, Steadfast Holdings assigned the Purchase Agreement to SIR Lincoln Tower.
     SIR Lincoln Tower acquired the Lincoln Tower Property for an aggregate purchase price of approximately $9,500,000, exclusive of closing costs. SIR Lincoln Tower financed the payment of the purchase price for the Lincoln Tower Property with (1) proceeds from the Company’s private and public offerings and (2) a loan in the aggregate principal amount of $6,650,000 from the Seller, evidenced by a purchase money promissory note dated August 11, 2010 (“Lincoln Tower Note”). For additional information on the terms of Lincoln Tower Note, see Item 2.03 below. An acquisition fee of approximately $190,000 was earned by the Company’s advisor in connection with the acquisition of the Lincoln Tower Property; however, such fee has been deferred pursuant to the terms of the Advisory Agreement by and between the Company and its advisor until the Company’s cumulative adjusted funds from operations (as defined in the Advisory Agreement) exceed the lesser of (1) the cumulative amount of any distributions paid to the Company’s stockholders as of the date of reimbursement of the deferred fee or (2) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital to the Company’s stockholders as of the date of reimbursement.
     The Lincoln Tower Property is a 17-story apartment complex constructed in 1968. The Lincoln Tower Property contains 190 one, two and three-bedroom apartments ranging from approximately 750 to 1,560 square feet, as well as underground parking facilities and various community amenities such as a doorman, a fitness center, a club room, laundry facilities and extra storage space. The Lincoln Tower Property’s residential units were approximately 90% leased as of the Closing Date. The Lincoln Tower Property also includes approximately 8,500 square feet of commercial office space, which was approximately 95% occupied as of the Closing Date.
     Management of Property
     On the Closing Date, SIR Lincoln Tower and Steadfast Management Company, Inc. (the “Property Manager”), an affiliate of the Company’s sponsor, entered into a Property Management Agreement (the “Management Agreement”), pursuant to which the Property Manager will serve as the exclusive leasing agent and manager of the Lincoln Tower Property. The Management Agreement contains customary covenants by the Property Manager with respect to leasing activities, employment of personnel, maintenance and repairs, supervision of capital improvements, required liability insurance coverage, collection of rents and other tenant charges and monthly and annual financial reports. Pursuant to the Management Agreement, SIR Lincoln Tower will pay the Property Manager a monthly management fee in an amount equal to 3.5% of the Lincoln Tower Property’s gross revenues (as defined in the Management Agreement) for each month. The Management Agreement has an initial one year term and will continue thereafter on a month-to-month basis unless either party gives prior notice of its desire to terminate the Management Agreement, provided that SIR Lincoln Tower may terminate the Management Agreement at any time without cause upon thirty (30) days prior written notice to the Property Manager. Pursuant to the Management Agreement, the Property Manager has agreed to indemnify and hold harmless SIR Lincoln Tower and its affiliates, officers, directors, employees and agents from all liabilities or expenses incurred by any such party resulting from the Property Manager’s gross negligence, willful misconduct or breach of the Management Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Lincoln Tower Note
     In connection with the acquisition of the Lincoln Tower Property, SIR Lincoln Tower borrowed $6,650,000 from Seller pursuant to the Lincoln Tower Note. The Lincoln Tower Note has a term of sixty (60) months, ending September 1, 2015 (such date, the “Initial Maturity Date”), provided that SIR Lincoln Tower has the option to extend the Initial Maturity Date for up to two successive periods of twelve months each (each such period an “Extension Period”). The exercise by SIR Lincoln Tower of its option to extend the term of the Lincoln Tower Note is subject to (1) the absence of any continuing event of default under the Lincoln Tower Note, or any event which, with the giving of notice or the passage of time, or both, would constitute such an event of default, (2) SIR Lincoln Tower providing Seller with written notice of the requested Extension Period at least sixty (60) days, but not more than ninety (90) days, prior to the Initial Maturity Date or the final day of the initial Extension Period, as applicable, and (3) the payment by SIR Lincoln Tower of an extension fee equal to 0.25% of the then outstanding principal balance of the Lincoln Tower Note.
     Interest on the outstanding principal balance of the Lincoln Tower Note will accrue at a rate of 6.0% per annum through the Initial Maturity Date, and a monthly payment of interest only in the amount of $33,250 will be due and payable on the first day of each month until the Initial Maturity Date. Subject to any Extension Period, the entire outstanding principal balance of the Lincoln Tower Note, plus any accrued and unpaid interest thereon, is due and payable in full on the Initial Maturity Date. During an Extension Period, if any, interest on the outstanding principal balance of the Lincoln Tower Note will accrue at a variable rate per annum, reset monthly, equal to the sum of (1) the “prime rate” (or “base rate”) as reported in The Wall Street Journal on the fifth business day preceding the applicable date of determination and (2) 2.0%, and payments of principal and interest will be due on the first day of each month. So long as any payment due under the Lincoln Tower Note remains past due for 30 days or more, interest on the unpaid principal balance of the Lincoln Tower Note will accrue at a rate per annum equal to the lesser of (1) 10.0% or (2) the maximum interest rate permitted under applicable law. SIR Lincoln Tower may prepay all or any portion of the outstanding principal balance of the Lincoln Tower Note without premium or penalty provided that SIR Lincoln Tower provides prior written notice of such prepayment to Seller in accordance with the terms of the Lincoln Tower Note.
     The Lincoln Tower Note provides for customary events of default, some with corresponding cure periods, including, without limitation, payment defaults, failure to maintain required insurance coverage, fraud or material misrepresentations or omissions, bankruptcy related defaults, certain prohibited transfers and cross-defaults under any other debt secured by the Lincoln Tower Property. In addition, an event of default will occur under the Lincoln Tower Note if SIR Lincoln Tower operates any business other than the management and operation of the Lincoln Tower Property or acquires any real or personal property other than the Lincoln Tower Property. Upon an uncured event of default by SIR Lincoln Tower, Seller may declare all amounts due under the Lincoln Tower Note immediately due and payable in full.
     The performance of the obligations of SIR Lincoln Tower under the Lincoln Tower Note is secured by a Purchase Money Mortgage, Assignment of Rents, Leases and Security Agreement between SIR Lincoln Tower and Seller with respect to the Lincoln Tower Property (the “Security Agreement”). In addition, pursuant to the Acknowledgment and Agreement to Personal Liability For Exceptions to Non-Recourse Liability executed by the Company in connection with the Lincoln Tower Note (the “Acknowledgment”), the Company has unconditionally and irrevocably agreed to pay to Seller, or its assigns, on demand, all amounts for which SIR Lincoln Tower is personally liable under the Lincoln Tower Note. The amounts for which the Company is personally liable pursuant to the Acknowledgement include, but are not limited to, an amount of the indebtedness under the Lincoln Tower Note equal to any losses incurred by Seller in connection with (1) fraud or material misrepresentation by SIR Lincoln Tower or the Company, (2) failure by SIR Lincoln Tower to apply insurance and condemnation proceeds with respect to the Lincoln Tower Property as required by the Security Agreement, (3) failure by SIR Lincoln Tower to comply with the terms of the Security Agreement with respect to the delivery of books and records, statements and reports, (4) failure by SIR Lincoln Tower to apply rents as required by the Security Agreement or pay to Seller upon demand all rents and security deposits to which Seller is entitled upon an event of default and (5) any waste or impairment committed or permitted by SIR Lincoln Tower with respect to the Lincoln Tower Property The obligations of the Company pursuant to the Acknowledgment will survive any foreclosure proceeding, foreclosure sale or delivery of any deed in lieu of foreclosure with respect to the Lincoln Tower Property, and Seller may pursue its remedies against the Company under the Acknowledgment without first exhausting its remedies against SIR Lincoln Tower or the Lincoln Tower Property.

Item 7.01	Regulation FD Disclosure.
     On August 12, 2010, the Company distributed a press release announcing the completion of the acquisition of the Lincoln Tower Property and the authorization of a cash distribution to the Company’s stockholders. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
     The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01	Other Events.
     On August 10, 2010, in connection with the acquisition of the Lincoln Tower Property, the Company’s board of directors authorized and declared a cash distribution to the Company’s stockholders (the “Distribution”). The Distribution will (1) accrue daily to the Company’s stockholders of record as of the close of business on each day commencing on August 12, 2010, (2) be payable in cumulative amounts on or before the 15th day of each calendar month with respect to the prior month commencing in September 2010, and (3) be calculated at a rate of $0.001917 per share of the Company’s common stock per day, which, if paid each day over a 365-day period, is equivalent to a 7.0% annualized distribution rate based on a purchase price of $10.00 per share of the Company’s common stock.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements.
     It is not practical at this time to provide the required financial statements for the acquired real property described in this Current Report on Form 8-K, and no financial statements (audited or unaudited) are available at this time. The required financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.
(b)	Pro Forma Financial Information.
     See paragraph (a) above.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 12, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST INCOME REIT, INC.
Date: August 17, 2010	By:	/s/ Rodney F. Emery
Rodney F. Emery
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 12, 2010